UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K




                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                        Date of Report: January 29, 2001



                              THE DIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




       DELAWARE                                                    51-0374887
(State  or  Other  Jurisdiction  of                         (I.R.S.  Employer
Incorporation  or  Organization)                         Identification  No.)


15501  NORTH  DIAL  BOULEVARD
SCOTTSDALE,  ARIZONA                                               85260-1619
(Address  of  Principal  Executive  Offices)                      (Zip  Code)


Registrant's  Telephone  Number,  Including  Area  Code  (480)  754-3425

ITEM  7.  EXHIBITS.
   (e)  Exhibits
         (99) Press Release of the Company dated January 24, 2001

ITEM  9.  REGULATION FD DISCLOSURE.

On January 24, 2001, Dial issued a press release relating to its financial results for the fourth quarter and year ended December 31, 2000 and its outlook for 2001, a copy of which is filed herewith as Exhibit 99.


SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


THE  DIAL  CORPORATION
January  29,  2001



/s/  Conrad  A.  Conrad
     Senior  Vice  President  and  Chief  Financial  Officer





                                                                      EXHIBIT 99

        MEDIA  RELATIONS    -    TOM  HERRMANN
                                 (480)  754-2202

        INVESTOR  RELATIONS   -  STEPHEN  D.  BLUM
                                 (480)  754-5040


               DIAL REPORTS 2000 FOURTH QUARTER, FULL-YEAR RESULTS


SCOTTSDALE, ARIZ., JANUARY 24, 2001 - The Dial Corporation (NYSE:DL) today announced fourth quarter net income of $11.6 million or $0.13 per share
(diluted) excluding special charges. This compares with the First Call consensus estimate of $0.12 per share.

     Including special charges, fourth quarter 2000 net loss was $7.5 million or $0.08 per share (diluted). Fourth quarter 1999 net income was $30.7 million or $0.31 per share (diluted).

     In the fourth quarter, the Company recorded previously announced special Charges primarily to restructure its Specialty Personal Care business and the Dial/Henkel joint venture. These charges totaled $25.5 million (approximately $17.9 million after tax) or $0.20 per share. In addition to these charges the Company recorded a charge in the fourth quarter of $2.0 million (approximately $1.2 million after tax) or $0.01 per share as a result of renegotiating a lease and opting not to construct a new research and administrative facility in Scottsdale, Ariz.

     Net sales in the fourth quarter were $445.5 million, down 2 percent from $455.3 million in the fourth quarter of 1999. The reduction in sales resulted primarily from the Company's concerted effort to reduce end-of-quarter promotions and shipments, as well as increased competition in many of the categories in which the Company competes. Lower sales were partially offset by acquisitions made earlier this year that contributed $28.3 million of net sales in the fourth quarter.

     Gross margin for the fourth quarter, excluding special charges, was 47.2 percent, compared to 50.1 percent in the year ago period. Gross margin in the fourth quarter was negatively impacted primarily by reduced overhead absorption in the company's manufacturing facilities from lower sales, as well as higher costs for petroleum related materials and activities.

     Excluding special charges and one-time gains, net income for the year was $47.0 million or $0.51 per share (diluted), versus $116.8 million or $1.17 per share (diluted) in 1999. Including one-time charges and gains, the Company had a net loss for the year of $11.0 million, or $0.12 per share (diluted).

     Net sales for the year were down 4.8 percent to $1,638.5 million from $1,721.6 million in the prior year period. Sales for the year were impacted by factors previously disclosed by the Company as impacting first half results, the Company's concerted efforts to reduce end-of-quarter promotions and shipments, and increased competition in many of the Company's core categories, partially offset by acquisitions made earlier in the year which contributed $66.0 million of net sales in the year.

     Total debt at year end was $597.9 million, down $59.1 million from the Balance at the end of the second quarter. The reduction in debt was funded from Free cash flow generated in the second half, proceeds from dissolution of the Dial/Henkel joint venture in Mexico, and cash on hand. Debt repayment is expected to accelerate going forward as a result of the previously announced reduction of the Company's quarterly dividend and improved cash flow from operations. Cash flow from operations in the fourth quarter was $55.9 million compared to $59.5 million in the fourth quarter of 1999. The year-over-year reduction resulted primarily from lower net income, offset in part by the non-cash portion of the special charges and one-time gains.

     In addition, the Company reiterated it was reviewing strategic alternatives for its Specialty Personal Care (SPC) unit while working aggressively to improve the performance of this business. Preliminary discussions with interested parties have taken place; however, no decision concerning the possible sale of this unit has been made and no formal or definitive offer has been received. At this time, the Company believes that if a decision is made in the future to divest of this unit, a write-down of assets to their estimated market value would be required. Based upon current estimates, such a write-down would be in the range of $150 to $170 million after tax. If this takes place, the Company would be required to obtain its lenders' consent because an asset write-down in that range would violate the minimum net worth covenant in its credit facility.

     Herbert M. Baum, Chairman, President and CEO of The Dial Corporation, said, "This was a particularly challenging year for Dial. The Company began the year weakened by dilutive acquisitions/joint venture, bad business practices and an aggressive stock repurchase program. This resulted in poor operating performance, increased debt and a falling stock price. In less than five months the new leadership team, supported by the continued hard work of Dial's dedicated employees, has accomplished much to begin the revitalization of Dial, all focused on strengthening the company and increasing shareholder value."

     "As we look to a tough competitive environment in 2001," Baum added, "we are prepared to aggressively support our strong core brands while we sort out non-fit or weaker brands. We believe that our impressive portfolio of brands should position us well and enable sales under the current pricing structure to grow at about 3 percent or perhaps more. Despite higher energy costs, we will continue our aggressive efforts to reduce operating expenses and improve gross and operating margins. If this occurs, earnings per share for 2001 (excluding any special charges) currently are expected to be well into the earnings estimates ($0.57-$0.67) for our Company as currently reported by First Call. Higher marketing costs associated with two key new product introductions and tough comparisons to year ago as a result of bad business practices are expected to result in first quarter performance to be considerably less than last year's first quarter, with notable improvement expected to occur in the second, third and fourth quarters."

     The Dial Corporation is one of America's leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners, Armour Star canned meats, and the Sarah Michaels and Freeman
Cosmetics personal care brands. Dial products have been in the American marketplace for more than 100 years. For more information about The Dial Corporation, visit the Company's Web site at www.dialcorp.com.

     Statements in this press release as to the Company's expectations, beliefs, plans or predictions for the future are forward-looking statements within the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). Such forward-looking statements include the Company's expectations for accelerated debt repayment in 2001, the expected growth of brands at about 3 percent, expected gross and operating margin improvement and expected earnings per share for 2001.

     Forward-looking statements are inherently uncertain as they are based on Various expectations and assumptions concerning future events and are subject To numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. For example, actual events or results could differ materially if (1) the Company does not achieve the benefits anticipated from steps being taken to try to improve operations and financial results, including the restructuring and special charges taken in 2000, (2) competition in the categories in which the Company competes continues or intensifies, resulting in lower sales or requiring increased expenditures and lower profit margins to preserve or maintain market shares, (3) competitive pressures require the Company to reduce prices and profit margins, (4) efforts to reduce costs are unsuccessful or do not yield anticipated savings, (5) new products, such as Renuzit OneTouch, Dial Complete and Purex Tabs, are unsuccessful or do not produce the sales anticipated, or (6) there are increases in raw material costs or higher petroleum, natural gas and energy costs continue to persist throughout 2001. These and other factors that could cause actual events or results to differ materially from those in the forward-looking statements are described in Exhibit 99 to the Company's
Quarterly  Report  on  Form  10-Q  for  the  quarter  ended  September 30, 2000.

     In addition, no assurance can be given that the Company will sell its Specialty Personal Care business or any other brands or, if sold, that any sale will be on terms favorable to the Company. Further, no assurance can be given that the Company's lenders will waive compliance with covenants that may be violated by any such sale, including agreeing to waive compliance with the minimum net worth covenant in the event the Company decides to sell the Specialty Personal Care business.

     Due to these inherent uncertainties, the investment community is urged not To place undue reliance on forward-looking statements. In addition, the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time.

     Senior management will host a live conference call and real-time web cast today, beginning at 12 noon Eastern Time and lasting approximately 45 minutes to discuss the Company's fourth quarter results and outlook for the balance of fiscal 2000.

     Access for the conference call and web cast is open to the press and General public in a listen only mode. To access the conference call, please dial (952) 556-2807. The web cast may be accessed at http://investor.info dialcorp.com.

     Replays of the conference call are available shortly after the conclusion of the call at the same Web address as well as by dialing (703) 326-3020 and entering Code 4896819.
                                       ###








                                               THE DIAL CORPORATION
                                              SUMMARY OF OPERATIONS
                                                    Unaudited

                                                          In millions, except for per share data
                                                         QUARTER ENDED                    YEAR ENDED
                                           -------------                    ----------


                                                      DECEMBER 31, 2000    DECEMBER 31, 1999    DECEMBER 31, 2000
                                                    -------------------  -------------------  -------------------
Net Sales. . . . . . . . . . . . . . . . . . . . .  $            445.5   $            455.3   $          1,638.5
                                                    -------------------  -------------------  -------------------

Costs and expenses:

  Cost of products sold. . . . . . . . . . . . . .               235.2                227.1                847.4

  Asset write-downs and discontinued product
     inventories as a result of restructuring. . .                 0.7                    -                 49.2
                                                    -------------------  -------------------  -------------------

                                                                 235.9                227.1                896.6


  Selling, general and administrative expenses . .               180.0                172.2                664.4

  Restructuring charges and other asset writedowns                 5.9                    -                 18.2
                                                    -------------------  -------------------  -------------------

                                                                 185.9                172.2                682.6


  Total costs and expenses . . . . . . . . . . . .               421.8                399.3              1,579.2
                                                    -------------------  -------------------  -------------------

Operating income . . . . . . . . . . . . . . . . .                23.7                 56.0                 59.3

  Interest and accretion expense . . . . . . . . .                14.5                  8.1                 50.2

  Net Earnings (Loss) of  Joint Venture. . . . . .               (19.6)                (0.9)               (37.6)

  Other income - Gain/(Loss) on Special Items. . .                (2.0)                   -                  9.2
                                                    -------------------  -------------------  -------------------

Income before income taxes . . . . . . . . . . . .               (12.4)                47.0                (19.3)

  Income taxes . . . . . . . . . . . . . . . . . .                (4.9)                16.3                 (8.3)
                                                    -------------------  -------------------  -------------------

Net income . . . . . . . . . . . . . . . . . . . .  $             (7.5)  $             30.7   $            (11.0)
                                                    ===================  ===================  ===================


Basic earnings per share . . . . . . . . . . . . .  $            (0.08)  $             0.32   $            (0.12)
                                                    ===================  ===================  ===================

Diluted earnings per share . . . . . . . . . . . .  $            (0.08)  $             0.31   $            (0.12)
                                                    ===================  ===================  ===================


Basic shares outstanding . . . . . . . . . . . . .                91.2                 97.3                 92.2

  Common share equivalents . . . . . . . . . . . .                 0.1                  1.4                  0.3
                                                    -------------------  -------------------  -------------------

Diluted shares outstanding . . . . . . . . . . . .                91.3                 98.7                 92.5
                                                    ===================  ===================  ===================



                                                     DECEMBER 31, 1999
                                                    -------------------
Net Sales. . . . . . . . . . . . . . . . . . . . .  $          1,721.6
                                                    -------------------

Costs and expenses:

  Cost of products sold. . . . . . . . . . . . . .               860.8

  Asset write-downs and discontinued product
     inventories as a result of restructuring. . .                   -
                                                    -------------------

                                                                 860.8


  Selling, general and administrative expenses . .               645.7

  Restructuring charges and other asset writedowns                   -
                                                    -------------------

                                                                 645.7


  Total costs and expenses . . . . . . . . . . . .             1,506.5
                                                    -------------------

Operating income . . . . . . . . . . . . . . . . .               215.1

  Interest and accretion expense . . . . . . . . .                32.7

  Net Earnings (Loss) of  Joint Venture. . . . . .                (1.3)

  Other income - Gain/(Loss) on Special Items. . .                   -
                                                    -------------------

Income before income taxes . . . . . . . . . . . .               181.1

  Income taxes . . . . . . . . . . . . . . . . . .                64.3
                                                    -------------------

Net income . . . . . . . . . . . . . . . . . . . .  $            116.8
                                                    ===================


Basic earnings per share . . . . . . . . . . . . .  $             1.19
                                                    ===================

Diluted earnings per share . . . . . . . . . . . .  $             1.17
                                                    ===================


Basic shares outstanding . . . . . . . . . . . . .                98.3

  Common share equivalents . . . . . . . . . . . .                 1.8
                                                    -------------------

Diluted shares outstanding . . . . . . . . . . . .               100.1
                                                    ===================



                                           THE DIAL CORPORATION
                                           SUMMARY OF NET SALES
                                                 Unaudited


                                                             In millions
                                         QUARTER ENDED                          YEAR ENDED
                                         -------------                            ----------


                            DECEMBER 31, 2000   DECEMBER 31, 1999   DECEMBER 31, 2000   DECEMBER 31, 1999
                            ------------------  ------------------  ------------------  ------------------
Personal Cleansing . . . .  $             94.4  $             97.1  $            379.0  $            404.9
Laundry Care . . . . . . .               123.0               119.6               473.0               474.2
Air Fresheners . . . . . .                59.1                61.7               215.3               213.7
Food Products. . . . . . .                52.9                67.5               196.2               246.9
                            ------------------  ------------------  ------------------  ------------------
  Total Domestic Branded .               329.4               345.9             1,263.5             1,339.7
Specialty Personal Care. .                43.1                49.1               114.6               137.7
International. . . . . . .                57.4                42.9               194.8               174.8
Commercial Markets & Other                15.6                17.4                65.6                69.4
                            ------------------  ------------------  ------------------  ------------------

Total sales reported . . .  $            445.5  $            455.3  $          1,638.5  $          1,721.6
                            ==================  ==================  ==================  ==================



                                                    THE DIAL CORPORATION

                                                  CONDENSED BALANCE SHEET
                                                         Unaudited

                                                                    In millions

                                                           DECEMBER 31,         DECEMBER 31,
                                                              2000                 1999
                                                      -------------------  -------------------
ASSETS
Current assets. . . . . . . . . . . . . . . . . . .  $            379.1   $            332.5
Non-current assets. . . . . . . . . . . . . . . . .               998.0                937.2
                                                     -------------------  -------------------

     Total assets . . . . . . . . . . . . . . . . .  $          1,377.1   $          1,269.7
                                                     ===================  ===================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities . . . . . . . . . . . . . . . .  $            279.0   $            318.0
Long-term liabilities . . . . . . . . . . . . . . .               804.2                540.4
Stockholders' equity. . . . . . . . . . . . . . . .               293.9                411.3
                                                     -------------------  -------------------

     Total liabilities and stockholders' equity . .  $          1,377.1   $          1,269.7
                                                     ===================  ===================



                                                    CONDENSED STATEMENT OF CASH FLOWS
                                                                 Unaudited
                                                                                     In millions
                                                                  QUARTER ENDED . . . . . .. . . . .  YEAR ENDED
                                                      ------------------------------------------------------------------
                                                       DECEMBER 31,.     DECEMBER 31,      DECEMBER 31,     DECEMBER 31,
                                                          2000              1999              2000             1999
                                                       ------------      ------------      -----------      ------------
Net cash provided by operations . . .  . . . . . . .   $       55.9      $       59.5      $     113.9      $     21.8

Net cash used by investing activities . . . . . .            (13.4)             (31.8)          (169.0)          (68.3)

Net cash provided (used) by financing activities. .          (42.5)             (29.5)            55.5           (59.8)
                                                       ------------      ------------      -----------      ------------

Net decrease in cash and cash equivalents . . .                 0.0              (1.8)             0.4            (6.3)
Cash and cash equivalents, beginning of year/period             6.5               7.9              6.1            12.4
                                                       ------------      ------------      -----------      ------------

Cash and cash equivalents, end of period. . . . .   .  $        6.5      $        6.1     $        6.5          $  6.1
                                                     ==============      =============    =============    ============
